Exhibit (a)(1)(c)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

SAFEGUARD SCIENTIFICS, INC.

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2021, UNLESS THE TENDER OFFER IS EXTENDED (the “expiration date”).

As set forth in Section 3 of the offer to purchase, dated September 2, 2021, you must use this notice of guaranteed delivery (or a manually signed photocopy of it) to accept the tender offer (as defined below) if:

(a)       your share certificate(s) are not immediately available or you cannot deliver your share certificate(s) to the depositary referred to below before the expiration date;

(b)       the procedure for book-entry transfer (as specified in Section 3 of the offer to purchase) cannot be completed before the expiration date; or

(c)       time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach Computershare Trust Company, N.A. (the “depositary”) before the expiration date.

You may deliver this notice of guaranteed delivery (or a photocopy of it), properly completed and duly executed, by mail, overnight courier or email so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

The depositary for the tender offer is:

By First Class Mail	By Registered or Overnight Delivery
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

The Depositary for the Offer is:
Computershare Trust Company, N.A.

By Email transmission
For Eligible Institutions Only

CANOTICEOFGUARANTEE@computershare.com

For information about the election
Please contact Georgeson at (800) 676-0098

Delivery of this notice of guaranteed delivery to an address other than those shown above will not constitute a valid delivery. YOU MUST DELIVER THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY BEFORE THE TENDER OFFER EXPIRES. Deliveries to Safeguard Scientifics, Inc., Georgeson Securities Corporation (the dealer manager for the tender offer), Georgeson LLC (the information agent for the tender offer) or The Depository Trust Company (the book-entry transfer facility for the tender offer) will not be forwarded to the depositary and therefore will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions to the letter of transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Safeguard Scientifics, Inc., a Pennsylvania corporation (“Safeguard”), the number of shares indicated below, at the price per share indicated below, net to the seller of such shares in cash, less applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in Safeguard’s offer to purchase, dated September 2, 2021, and the related letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the “tender offer”), the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. Unless otherwise indicated, all references to shares are to shares of Safeguard’s common stock, $.10 par value per share.

Number of Shares Being Tendered Hereby: Shares

CHECK ONE AND ONLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX,

YOU WILL HAVE FAILED TO PROPERLY TENDER ANY SHARES.

THE PRICE AT WHICH YOU ARE TENDERING SHARES

(See Instruction 5 of the letter of transmittal)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER:
(See Instruction 5)

☐     The undersigned wants to maximize the chance of having Safeguard purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Safeguard pursuant to the terms of the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $7.90 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:
(See Instruction 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously properly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share At Which Shares Are Being Tendered

☐ $7.90               ☐ $8.50

☐ $8.00               ☐ $8.60

☐ $8.10               ☐ $8.70

☐ $8.20               ☐ $8.80

☐ $8.30               ☐ $8.90

☐ $8.40               ☐ $9.00

You WILL NOT have properly tendered your shares unless you check
ONE AND ONLY ONE BOX IN THIS FRAME

ODD LOTS

(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐	at the Purchase Price, which will be determined by Safeguard in accordance with the terms of the tender offer (persons checking this box should check the box under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer” above), or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Shareholder.”

CONDITIONAL TENDER

(See Instruction 11 of the letter of transmittal)

A tendering shareholder may condition his, her or its tender of shares upon Safeguard purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless Safeguard purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Safeguard will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number and each shareholder should consult his, her or its own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Safeguard must purchase from you if Safeguard purchases any shares from you, Safeguard will deem your tender offer unconditional.

☐	The minimum number of shares that Safeguard must purchase from me, if Safeguard purchases any shares from me, is: shares.

If, because of proration, Safeguard will not purchase the minimum number of shares from you that you designate, Safeguard may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

SHAREHOLDERS COMPLETE AND SIGN BELOW

Please type or print

Certificate No.(s) (if available):		Signature(s) of Shareholder(s) Date: Date: Date:
Name(s) of Record Shareholder(s)	Area Code & Phone No.:	Address(es) of Shareholders:
If shares will be tendered by book-entry transfer, provide the following information:
Name of Tendering Institution:		Account No.:

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the depositary at one of the addresses listed above before the Tender Offer expires. Do not send your materials to Safeguard Scientifics, Inc. or Georgeson LLC.

VOLUNTARY CORPORATE ACTIONS COY: SFE

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary at an applicable address set forth above either the certificates representing the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary’s account at the book-entry transfer facility, in each case, together with a properly completed and duly executed letter of transmittal and any other required documents, all within two (2) NYSE trading days of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: SFE